UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2012

NOVAGEN SOLAR INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

284 West Millbrook Road, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2012, Novagen Solar Inc. (“Novagen”) entered into a material definitive agreement to acquire all the issued and outstanding shares of Renegade Streetwear PTY Ltd., an Australian company (“Renegade”), from Rebecca Anderson, Robert Stapleton and Aija Habermann (the “Vendors”). Under the terms of the agreement, Novagen will issue 400,000 shares of its common stock to the Vendors in exchange for 553,840 ordinary shares of Renegade. The acquisition of Renegade will complete on the business day that is 71 days after June 1, 2012, whereupon the current directors and secretary of Renegade will be replaced by nominees of Novagen. Novagen will bear all legal costs relating to the preparation and execution of the Agreement and all ancillary documentation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN SOLAR INC.

/s/ Micheal P. Nugent

Micheal P. Nugent

President & CEO

Date: January 5, 2012